EXHIBIT 16.1
[Grant Thornton Letterhead]
July 10, 2007
U.S. Securities and Exchange Commission
Washington, DC 20549
RE: Greenville Federal Financial Corporation — File No. 000-51668
Dear Ladies and Gentlemen:
We have read Item 4.01(a) of the Form 8-K of Greenville Federal Financial Corporation to be filed on or about July 10, 2007, and agree with the statements concerning our Firm contained therein.
Very truly yours,
GRANT THORNTON LLP
4000 Smith Road
Suite 500
Cincinnati, OH 45209-1967
T 513-762-5000
F 513-241-6125
W www.grantthornton.com